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                     ST. JUDE MEDICAL, INC. AND SUBSIDIARIES

                   EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

     ST. JUDE MEDICAL, INC. WHOLLY OWNED SUBSIDIARIES:
     -    Pacesetter, Inc. - Sylmar, California
          -    Ventritex - Europe, Inc. (Belgium)
     -    St. Jude Medical S.C., Inc. - St. Paul, Minnesota
     -    St. Jude Medical Europe, Inc. - (Delaware)
          -    Brussels Belgium branch
     -    SJM Europe, Inc. - (Delaware)
          (former name: St. Jude Medical International Inc.)
          -    Tokyo, Japan branch
     - St. Jude Medical Sales Corporation - St. Paul, Minnesota (Barbados Corporation)
     - St. Jude Medical Puerto Rico, Inc. - Caguas, Puerto Rico (Delaware Corporation)
     - St. Jude Medical, Canada, Inc. - Mississauga, Ontario and St. Hyacinth, Quebec
          (former name: St. Jude Medical, Ltd.) (Canadian Corporation)
     -    151703 Canada, Inc. - St. Paul Minnesota (Canadian Corporation)
     - St. Jude Medical, Inc., Cardiac Assist Division - (assets sold to Bard 1/19/96)
     -    St. Jude Medical (Hong Kong), Ltd. - Kowloon Hong Kong
          -    Shanghai and Bejing China branch
     -    Glory Telectronics, Ltd. - Hong Kong
     -    Glory EME, Ltd - Hong Kong
     -    Glory EME China, Ltd. - Hong Kong
     -    Medical Telectronics, Ltd. - New Zealand
     -    St. Jude Medical Brasil, Ltda. - Sao Paulo, Brazil
          -    Telectronics Medica Ltda - Brazil
     -    Daig Corporation - Minnetonka, MN (Minnesota Corporation)
     -    St. Jude Medical Australia Pty, Ltd. (Australia)

     SJM EUROPE INC.'S WHOLLY OWNED SUBSIDIARIES:
     -    St. Jude Medical Netherlands Distribution AB (Sweden)
          -    St. Jude Medical Coordination Center (Belgian branch)
     -    Pacesetter AB (Sweden)
     -    St. Jude Medical Sweden AB (Sweden)
     -    St. Jude Medical Pacesetter Sales AB (Sweden)
     -    St. Jude Medical Italia S.p.A (Italy)
     -    St. Jude Medical Espana S.A. (Spain)
     -    St. Jude Medical Danmark A/s (Denmark)
          -    Telectronics Scandinavia A/s (Denmark)
               (wholly-owned by above-named corporation)
     -    St. Jude Medical Finland O/y (Finland)
     -    St. Jude Medical AG (Switzerland)
     -    St. Jude Medical GmbH (Germany)
     -    St. Jude Medical Medizintechnik Ges.m.b.H. (Austria)
     -    St. Jude Medical Export Ges.m.b.H. (Austria)
     -    N.V. St. Jude Medical Belgium, S.A. (Belgium)
          -    Portugal branch
     -    St. Jude Medical France S.A. (France)
          -    (former name: Pacesetter France S.A.)
     -    St. Jude Medical UK Limited (United Kingdom)
          - Pacesetter Medical Products Limited (United Kingdom) (wholly-owned by above-named corporation)
     -    St. Jude Medical Nederland B.V. (Netherlands)
          -    Telectronics B.V. - Netherlands
               (wholly-owned by above-named corporation)
     St. Jude Medical Sp.zo.o. (Poland)